Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	July 25, 2005
Executive Vice President
and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, CA, July 25, 2005 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2005, with a net loss of $1.5 million, or $0.05 per share, compared to net income available for common shareholders of $7.9 million, or $0.28 per share, in the second quarter of 2004. Revenues from continuing operations totaled $60.0 million, compared to $53.1 million in the year-earlier period. Funds from operations (FFO) in the second quarter totaled $14.4 million, or $0.44 per share, compared to $23.4 million, or $0.72 per share, in the second quarter of 2004.

For the first six months of 2005, KRC reported net income available to common shareholders of $11.3 million, or $0.39 per share, compared to $13.8 million, or $0.49 per share, in the first half of 2004. Revenues from continuing operations in the six-month period totaled $119.3 million, up from $105.9 million in the same period of 2004.

All per-share amounts in this report are presented on a diluted basis.

“Our properties continued to perform well during the second quarter with occupancy in our stabilized portfolio increasing to 95%,” said John B. Kilroy, Jr., the company’s president and CEO. “We also executed a 178,000 square foot lease for three new buildings in Rancho Bernardo during the quarter which demonstrates the continued strength of our San Diego development pipeline,” he added.

Active projects in the company’s committed development and redevelopment programs include one building in lease-up totaling approximately 241,600 square feet, two buildings under construction totaling approximately 103,000 square feet, and five committed buildings totaling approximately 540,600 square feet. These development and redevelopment projects represent a total estimated investment of approximately $257 million, of which $98 million has been spent to date.

Earnings guidance for 2005 will be discussed by KRC management during the company’s July 26, 2005 earnings conference call. The call will begin at 11:00 a.m. PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 706-7745, reservation #96369098. A replay of the conference call will be available via phone through August 5, 2005 at (888) 286-8010, reservation #41255891 or via the Internet at the company’s website.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; fluctuations in the company’s share price and the resulting impact on general and administrative costs, future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and other risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. KRC is currently active in office development and redevelopment in Los Angeles and San Diego counties. At June 30, 2005, the company owned 7.6 million square feet of commercial office space and 4.4 million square feet of industrial space. More information is available at www.kilroyrealty.com.

# # #

KILROY REALTY CORPORATION SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Revenues from continuing operations	$60,033	$53,115	$119,272	$105,885

Revenues including discontinued operations	$60,054	$54,921	$120,372	$110,347

Net (loss) income available to common stockholders (1)	$(1,466)	$7,854	$11,278	$13,838

Weighted average common shares outstanding—basic	28,739	28,220	28,648	28,168
Weighted average common shares outstanding—diluted	28,739	28,362	28,798	28,333

Net (loss) income per share of common stock—basic	$(0.05)	$0.28	$0.39	$0.49
Net (loss) income per share of common stock—diluted	$(0.05)	$0.28	$0.39	$0.49

Funds From Operations (2) (3)	$14,427	$23,385	$39,432	$44,341

Weighted average common shares/units outstanding—basic (4)	32,458	32,316	32,439	32,292
Weighted average common shares/units outstanding—diluted (4)	32,594	32,457	32,589	32,456

Funds From Operations per common share/unit—basic (4)	$0.44	$0.72	$1.22	$1.37
Funds From Operations per common share/unit—diluted (4)	$0.44	$0.72	$1.21	$1.37

Common shares outstanding at end of period			28,900	28,398
Common partnership units outstanding at end of period			3,717	4,082

Total common shares and units outstanding at end of period			32,617	32,480

			June 30, 2005	June 30, 2004
Stabilized portfolio occupancy rates:
Los Angeles			92.4%	82.9%
Orange County			98.5%	96.5%
San Diego			94.3%	94.4%
Other			93.0%	93.1%

Weighted average total			95.2%	92.0%

Total square feet of stabilized properties owned at end of period:
Office			7,607	7,185
Industrial			4,358	4,878

Total			11,965	12,063

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common shareholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2005	December 31, 2004
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$296,412	$304,033
Buildings and improvements, net	1,431,039	1,445,918
Undeveloped land and construction in progress	133,466	96,545

Total real estate held for investment	1,860,917	1,846,496
Accumulated depreciation and amortization	(382,687)	(365,831)

Real estate held for investment, net	1,478,230	1,480,665
Property held for sale, net	3,693	—

Total real estate assets, net	1,481,923	1,480,665
Cash and cash equivalents	7,706	4,853
Restricted cash	728	332
Current receivables, net	3,624	4,843
Deferred rent receivables, net	51,568	46,816
Deferred leasing costs and other related intangibles, net	49,073	51,251
Deferred financing costs, net	5,724	5,849
Prepaid expenses and other assets	6,246	5,046

TOTAL ASSETS	$1,606,592	$1,599,655

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES:
Secured debt	$490,417	$490,441
Unsecured senior notes	144,000	144,000
Unsecured line of credit	184,000	167,000
Accounts payable, accrued expenses and other liabilities	81,689	73,005
Accrued distributions	17,844	16,923
Rents received in advance, tenant security deposits and deferred revenue	20,734	21,605

Total liabilities	938,684	912,974

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred unitholders	73,638	73,638
Common unitholders of the Operating Partnership	53,934	60,351

Total minority interests	127,572	133,989

STOCKHOLDERS' EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	289	286
Additional paid-in capital	522,321	515,285
Deferred compensation	(3,069)	(1,412)
Distributions in excess of earnings	(101,591)	(83,394)
Accumulated net other comprehensive income	804	345

Total stockholders' equity	540,336	552,692

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,606,592	$1,599,655

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
REVENUES:
Rental income	$53,461	$47,925	$106,729	$94,835
Tenant reimbursements	6,169	5,062	11,920	10,386
Other property income	403	128	623	664

Total revenues	60,033	53,115	119,272	105,885

EXPENSES:
Property expenses	10,061	8,369	19,463	16,797
Real estate taxes	4,462	4,092	8,859	7,954
Provision for bad debts	272	385	1,405	610
Ground leases	443	332	848	662
General and administrative expenses	16,790	5,250	22,814	12,943
Interest expense	9,568	9,148	19,190	18,358
Depreciation and amortization	16,294	14,140	32,490	27,791

Total expenses	57,890	41,716	105,069	85,115

OTHER INCOME:
Interest and other income	54	78	111	385

Total other income	54	78	111	385

Income from continuing operations before minority interests	2,197	11,477	14,314	21,155

Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(2,437)	(2,794)	(4,958)
Minority interest in loss (earnings) of Operating Partnership attributable to continuing operations	206	(1,045)	(782)	(1,954)

Total minority interests	(1,191)	(3,482)	(3,576)	(6,912)

Income from continuing operations	1,006	7,995	10,738	14,243

Discontinued operations:
Revenues from discontinued operations	21	1,806	1,100	4,462
Expenses from discontinued operations	(116)	(1,005)	(830)	(2,337)
Net (loss) gain on disposition of discontinued operations		(64)	5,779	(64)
Impairment loss on property held for sale				(726)
Minority interest in loss (earnings) of Operating Partnership attributable to discontinued operations	25	(93)	(705)	(170)

Total (loss) income from discontinued operations	(70)	644	5,344	1,165

Net income	936	8,639	16,082	15,408

Preferred dividends	(2,402)	(785)	(4,804)	(1,570)

Net (loss) income available for common shareholders	$(1,466)	$7,854	$11,278	$13,838

Weighted average shares outstanding—basic	28,739	28,220	28,648	28,168
Weighted average shares outstanding—diluted	28,739	28,362	28,798	28,333

Net (loss) income per common share—basic	$(0.05)	$0.28	$0.39	$0.49

Net (loss) income per common share—diluted	$(0.05)	$0.28	$0.39	$0.49

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Net (loss) income available for common shareholders	$(1,466)	$7,854	$11,278	$13,838

Adjustments:
Minority interest in earnings Minority interest in (loss) earnings of Operating Partnership	(231)	1,138	1,487	2,124
Depreciation and amortization	16,124	14,329	32,446	28,315
Net loss (gain) on dispositions of operating properties		64	(5,779)	64

Funds From Operations (1) (2)	$14,427	$23,385	$39,432	$44,341

Weighted average common shares/units outstanding—basic	32,458	32,316	32,439	32,292
Weighted average common shares/units outstanding—diluted	32,594	32,457	32,589	32,456

Funds From Operations per common share/unit—basic	$0.44	$0.72	$1.22	$1.37

Funds From Operations per common share/unit—diluted	$0.44	$0.72	$1.21	$1.37

(1)	Management believes that Funds From Operations ("FFO") is a useful supplemental measure of the Company's operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts ("REITs") may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company's operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.